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                                                                     EXHIBIT 5.1





                                 May 6, 1998




SPR Inc.
2015 Spring Road
Suite 750
Oak Brook, Illinois  60523-1874

                  Re: Registration of an additional 11,500 shares of Common Stock $.01 par value per share

Ladies and Gentlemen:

         We have acted as counsel to SPR Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, filed by the Company with the Securities and Exchange Commission (the "Commission") on April 9, 1998 (No. 333-49801) (the "Registration Statement"). The Registration Statement relates to the proposed sale of up to 2,530,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, certain selling stockholders and the underwriters as described in the Registration Statement which was declared effective at 4:00 p.m. (Eastern Time) May 5, 1998.

         The Company is filing an abbreviated Registration Statement pursuant to Rule 462(b) on May 6, 1998 to register an additional 11,500 Shares for sale by selling stockholders in connection with the above-described Registration Statement.

         We have examined such documents and corporate and other records as we deemed necessary for the purpose of rendering this opinion, including the Company's Certificate of Incorporation, the Company's By-Laws, the abbreviated Registration Statement pursuant to Rule 462(b) pursuant to which the Shares are to be registered under the Securities Act of 1933, as amended (the "Act"), and records of corporate proceedings.

         Based upon the foregoing, it is our opinion that upon the execution and delivery of the Underwriting Agreement by the Company and the selling stockholders, the additional 11,500 Shares to be offered and sold by certain selling stockholders of the Company pursuant to the Underwriting Agreement have been duly authorized and validly issued, and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the abbreviated Registration Statement pursuant to Rule 462(b). We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 Wildman, Harrold, Allen & Dixon